Cisco Systems. Inc,
      170 West Tasman Drive
      San Jose, California 95134-1706
      Attn:  Director, Worldwide Real Estate


               Re:  Proposed  Sublease  by  and  between  Cisco  Systems,   Inc.
          ("Tenant") and MLC Holdings. Inc. ("Subtenant")

      Dear Sir/Madam:

               In accordance with the terms of Section 4.16 of the Lease dated as of January 12, 1996, as amended (the "Master Lease") by and between Tenant and TrizecHahn Spring Park/Sugarland Limited Partnership, a Virginia limited partnership ("Landlord"), as successor in interest to The Riggs National Bank of Washington, D.C., as Trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18. Landlord is willing to consent to the proposed Sublease by and between Tenant and Subtenant, a copy of which is attached hereto as Exhibit "A" and made a part hereof (hereinafter the "Proposed Sublease"), upon the terms and conditions set forth below, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE PROPOSED SUBLEASE. The Proposed Sublease as modified by this letter is hereinafter referred to as the "Sublease".

               1. Subtenant shall indemnify Landlord and its agents against all claims, damages, costs and expenses arising out of Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease which relate to the premises which are the subject of the Sublease
      (hereinafter the "Subleased Premises"), and further agrees that if Subtenant breaches any of such terms and conditions, Landlord shall have all remedies against Subtenant available to Tenant thereunder. The Sublease is in all respects subject and subordinate to the Master Lease.

      Cisco Systems. Inc.
      October ___, 1998
      Page 2


               2. Tenant and Subtenant shall provide written notice to Landlord of any extension of the Sublease in accordance with the terms thereof prior to the commencement of any such additional term.

               3. During the term of the Sublease, Tenant shall immediately deliver to Subtenant copies of any and all notices of default of any kind or nature delivered to or received from Landlord. Tenant represents and warrants no Landlord that the Master Lease is in full force and effect and that Tenant has no rights at offset or any other defenses against Landlord to the full enforcement of the Master Lease in accordance with its terms.

               4. Subtenant shall obtain and at all times during the term of the Sublease maintain, at its sole cost and expense, policies or insurance covering its fixtures, property and equipment installed and located in the Subleased Premises, in such amounts as are set forth in the Master Lease. Subtenant shall provide and keep in force during the term of the Sublease with a company or companies approved by the Landlord a comprehensive general liability insurance policy as set forth in the Master Lease. All such polices of insurance shall name Tenant, Landlord and Landlord's management agent as additional insureds.

               5. Subtenant agrees that it will not assign or encumber, or permit to be encumbered. its right or interests under the Sublease, nor sublet the whole or any part of the Subleased Premises, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion.

               6. No  provision  of the  Sublease  may be  amended  except  in a writing signed by Tenant and Subtenant and consented to by Landlord, which consent shall not be unreasonably denied, conditioned or delayed; provided, however, that so long as an amendment does not, and would not have the effect of, increasing any of Landlord's obligations or abridging any of Landlord's rights under the Master Lease, Landlord's consent shall not be required with respect to any amendment of (a) Section 2 of the proposed Sublease it the same does not have the effect of causing the term of the Sublease to extend beyond the expiration of the term of the Master Lease, or (b) Sections 3, 4.c., 6, 7, 11, 14.e., and 14.g. of the Proposed Sublease, so long as no such agreement results in, or purports to effect a diminution of, or other adverse effect on, the rights of Landlord under the Master Lease.

      Cisco Systems, Inc.
      October __, 1998
      Page 3


               7. Neither the Master Lease nor the Sublease shall be deemed to grant Subtenant any rights whatsoever against Landlord. Subtenant acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease shall be solely against Tenant.

               8. The Sublease shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall the Sublease change, modify or amend the Master Lease in any manner. In particular the Sublease shall not absolve (a) Tenant from the requirements set forth (i) in Section 4.4 of the Master Lease that Tenant obtain Landlord's prior written approval for Tenant Alterations (as such term is defined in said Section 4.4) to the Subleased Premises, as applicable. including, but not limited to, those contemplated by the proposed Sublease, if any, and that any such Tenant Alterations comply with the requirements set forth in Sections 4.4 and 4.5 of the Master Lease, and (ii) in Section 4.16 of the Master Lease that Tenant obtain Landlord's prior written approval for any further Subleases, or (b) Subtenant from the requirements set forth in Sections 4.4, 4.5 and 4.16 of the Master Lease. Further, Tenant and Subtenant acknowledge and agree that the granting of Landlord's consent to any of the work referred to in clause (a) (i) above shall not be deemed a representation or warranty by Landlord of the sufficiency of the plans therefor, the quality or character of any such work, its compliance with all applicable building codes, or otherwise.

               9. In the event Tenant is in default under any of the terms and conditions of the Master Lease. Landlord may elect to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease, and upon receipt of Landlord's notice which states that Tenant is in default under the Master Lease and which directs Subtenant to pay all such sums directly to Landlord, Subtenant shall thereafter pay Landlord any sums becoming due or payable under the Sublease, and Tenant shall receive from Landlord a corresponding credit for such sums against any and all payments then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant's duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease

               10. Tenant and Subtenant agree to indemnity and hold harmless Landlord and its agents, including Landlord's management agent,

      Cisco Systems, Inc.
      October ___, 1998
      Page 4


       against and from any loss, cost, expense, damage or liability, including reasonable attorney's fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission finder's fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreement or dealing.

               11. Landlord shall not be obligated to lease Subtenant any parking spaces in the building's garage, other than such parking spaces as Tenant would be entitled to lease under the Master Lease.

               12. Section 4.a. of the Proposed Sublease is hereby amended by deleting therefrom the language "In the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control," and by inserting the following language in lieu thereof: "As between Sublessee and Sublessor only, in the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control."

               13.  Section 4.b. of the Proposed  Sublease is hereby  amended by
      (i) deleting therefrom the language "1.39, 2, 2.1" and inserting the following language in lieu thereof: "1.39, 2.1", (ii) deleting therefrom the language "seventh and eighth sentences" and inserting the following language in lieu thereof: "eighth and ninth sentences, and (iii) deleting therefrom the language 'Section 4.2" and inserting the following language in lieu thereof: "Section 4.2, the language "except for the alterations that are included on the attached plan" contained in the first sentence of
      Section 4.4. Sections".

               14. Section 4.c. of the Proposed Sublease is hereby amended by deleting the word "The" from the first sentence thereof and inserting the following language in lieu thereof: "As between Sublessee and Sublessor only, the".

               15. Section 5 of the Proposed Sublease is hereby amended by deleting the first sentence thereof in its entirety.

               16. In accordance with Section 4.16 of the Master Lease, Tenant is responsible for an administrative fee in the amount of Four Hundred Dollars ($400.00).

       Cisco Systems, Inc
       October 4, 1998
       Page 5


                If the Tenant and Subtenant are in agreement with the foregoing, as evidence of such agreement, please countersign and return a copy of this letter to the undersigned. Upon receipt of a fully executed countersigned copy of this letter Landlord shall be deemed to have granted its consent to the Sublease.

                                          Sincerely yours,


                                          TRIZECHAHN SPRING PARK/SUGARLAND
                                          LIMITED PARTNERSHIP, a Virginia
                                          limited partnership

                                         By: TH Spring Park/Sugarland LLC, a
                                             Virginia limited liability company,
                                                   its General Partner

                                         By:
                                         Name:
                                                                  Its:




         Accepted and Agreed;

         Tenant

         CISCO SYSTEMS INC.
         By:
                Ellen E. Jamason
                Director
                Worldwide Real Estate

              Its

          Subtenant:
          MLC HOLDINGS, INC.

          By:

              Its  Thomas B. Howard
                   Executive Vice President

                               SUBLEASE AGREEMENT


I.       DEFINED TERMS


Base Rent:
       Months     Monthly Base Rent
        1-2       $13,361.83 (based on $14.00 per rentable square foot annually)

        3-12      $22,788.50 (based on $14.00 per rentable square foot annually)

       13-24      $23,472.15 (based on $14.42 per rentable square foot annually)

       25-30      $24,176.32 (based on $14.85 per rentable square foot annually)

Broker:           CB/Richard Ellis

Building:         An approximately 19,533 square foot building known as 400
                  Herndon Parkway in Herndon, Virginia.

Effective Date:   August 31, 1998


Expiration
Date:             March 31, 2001


Landlord:         TrizecHahn Spring Park/Sugarland Limited Partnership

Master
Lease: That certain Deed of Lease dated as of January 12, 1996, between TrizecHahn Spring Park/Sugarland Limited Partnership as successor to the Riggs
                  National Bank of Washington DC, as trustee of the Mutli-Employer Property Trust, a trust organized under 12 C.F.R. Section 918, as landlord, and Cisco Systems, Inc., a California corporation, as tenant.

Premises:         Improved  real property as more  particularly  described
                  in the Master Lease  attached  hereto as Exhibit A,
                  consisting of approximately 19,533
                  rentable  square feet  located in the  Building.  The Premises
                  Consists of (i) the approximately  11,453 rentable square foot portion  of the  Premises  marked on Exhibit A as the "Phase I
                  Premises" (the "Phase I Premises"), and (ii) the approximately
                  8,080 rentable  square foot portion of the Premises  marked on
                  Exhibit  A  as  the  "Phase  II   Premises"   (the  "Phase  II
                  Premises").

Phase I
Commencement
Date: Estimated to be October 15, 1998, however Sublessor shall give Sublessee thirty (30) days prior written notice of exact Commencement Date.

Phase II
Commencement
Date: December 15, 1998, however Sublessor shall give Sublessee thirty (30) days prior written notice of exact Commencement Date.

Security
Deposit:          $22,788.50

Sublessee:        MLC Holdings, Inc., a Delaware corporation

Sublessee's
Address:          11150 Sunset Hills Road
                  Reston, Virginia  20190
                  Attn:    Thomas B. Howard, Executive Vice President
                  Phone:   (703) 834-5710

                  Until October 1, 1998, at which point Sublessee's address will be:

                  400 Herndon Parkway
                  Herndon, Virginia  20170
                  Attention:  Thomas B. Howard, Executive
                  Vice President
                  Phone:          (703) 834-5710


Sublessee's
Proportionate
Share:            100% of the total Rentable Area of the Building


Sublessor:        CISCO SYSTEMS, INC., a California corporation

Sublessor's
Address:          170 West Tasman Drive
                  San Jose, California  95134-1706
                  Attn:    Director, Worldwide Real Estate

Term:             Thirty (30) months.

Exhibits:         Exhibit A - Premises Floor Plan
                  Exhibit B - Master Lease


                                       II.

     THIS SUBLEASE AGREEMENT ("Sublease") is entered as of the Effective Date by and between Sublessor and Sublessee.

     THE PARTIES ENTER this Sublease on the basis of the following facts, understandings and intentions:

     A. Sublessor is presently a lessee of the Premises in the Building pursuant to the Master Lease by and between Landlord and Sublessor. A copy of the Master Lease with all exhibits and addenda thereto is attached hereto as Exhibit B.

     B. Sublessor desires to Sublease the Premises to Sublessee and Sublessee desires to Sublease the Premises from Sublessor on all of the terms, covenants and conditions hereinafter set forth.

     C. All of the terms and definitions in the Defined Terms section are incorporated herein by this reference.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

     1. Sublease. Sublessor shall Sublease to Sublessee, and Sublessee shall Sublease from Sublessor, the Premises for the Term upon all of the terms, covenants and conditions herein contained. In addition, Sublessor shall lease to Sublessee, and Sublessee shall lease from Sublessor, any and all permanent improvements ("Improvements") on the Premises constructed and/or owned by Sublessor, upon all of the terms, covenants and conditions herein contained. As used herein, "Premises" shall include the Premises and the Improvements. 2.

     2. Term. Sublessor and Sublessee intend for the Term of this Sublease to begin on the Phase I Commencement Date for the Phase I Premises, and for the Term of the Sublease to begin on the Phase II Commencement Date for the Phase II Premises. The Term of the Sublease shall expire with respect to both the Phase I Premises and the Phase II Premises on the Expiration Date of this Sublease.

     3. Condition of Premises.

          a.  Physical   Condition.   As  of  the  Effective   Date,   Sublessee
     acknowledges that Sublessee shall have conducted Sublessee's own investigation of the Premises and the physical condition thereof, including accessibility and location of utilities, improvements, existence of hazardous materials, including but not limited to asbestos, asbestos containing materials, poly-chlorinated biphenyls (PCB) and earthquake preparedness, which in Sublessee' s judgment affect or influence Sublessee's use of the Premises and Sublessee's willingness to enter this Sublease. Sublessee recognizes that Sublessor would not Sublease the Premises except on an "as is" basis and acknowledges that Sublessor has made no representations of any kind in connection with improvements or physical conditions on, or bearing on, the use of the Premises. Sublessee shall rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, express or implied. Sublessee further recognizes and agrees that neither Sublessor nor Landlord shall be required to perform any work of construction, alteration or maintenance of or to the Premises; provided, however, Sublessor shall deliver the Premises to Sublessee in broom clean condition.

          b. Further Inspection. Sublessee represents and warrants to Sublessor that as of the Effective Date Sublessee shall examine and inspect all matters with respect to taxes, income and expense data, insurance costs, bonds, permissible uses, the Master Lease, zoning, covenants, conditions and restrictions and all other matters which in Sublessee's judgment bear upon the value and suitability of the Premises for Sublessee's purposes. Sublessee has and will rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, express or implied.

     4. Sublease Subject to Master Lease.

          a. Inclusions. It is expressly understood, acknowledged and agreed by Sublessee that all of the other terms, conditions and covenants of this Sublease shall be those stated in the Master Lease except as excluded in
     Section 4.b herein, modified as appropriate in the circumstances so as to make such Articles, and any Sections contained therein. Sublessee shall be subject to, bound by and comply with all of said Articles and

     Sections of the Master Lease with respect to the Premises and shall satisfy all applicable terms and conditions of the Master Lease relating to the Premises for the benefit of both Sublessor and Landlord, it being understood and agreed that wherever in the Master Lease the word "Tenant" appears, for the purposes of this Sublease, the word "Sublessee" shall be substituted, and wherever the word "Landlord" appears, for the purposes of this Sublease, the word "Sublessor" shall be substituted; and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Sublessee or upon the failure of Sublessee to pay Rent or comply with any of the provisions of this Sublease, Sublessor may exercise any and all rights and remedies granted to Landlord by the Master Lease. In the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control. It is further understood and agreed that Sublessor has no duty or obligation to Sublessee under the aforesaid Articles and Sections of the Master Lease other than to perform the obligations of Sublessor as lessee under the Master Lease during the Term of this Sublease. Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Landlord, said provisions shall be construed to require the written consent of both Landlord and Sublessor. Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof not due to a default by Sublessor thereunder shall likewise terminate this Sublease.

          b. Exclusions. The terms and provisions of the following Sections and portions of the Master Lease are not incorporated into this Sublease: 1.5, 1.6, 1.10, 1.29, 1.30, 1.35, 1.39, 2, 2.1, 2.2.2, 2.3, 2.4, 2.5, 2.6, the
     seventh sentence of 2.7, 3.1, 3.5, 4.1, the third and fourth, seventh and eighth sentences of Section 4.2, 4.9, 4.10, 4.14, 4.20.4, 4.20.5, 4.20.6,
     4.21.4, the last sentence of 4.24, 4.26 the first two sentences of 4.27, 6.20, and Exhibit C.

          c. Time for Notice. The time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be, within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only five (5) days or less for Sublessor to perform any act, or to undertake to perform such act, or to correct any failure relating to the Premises or this Sublease, then Sublessee shall nevertheless be allowed three (3) days to perform such act, undertake such act and/or correct such failure.

     5. Landlord's Obligations. It shall be the obligation of Landlord to (i) provide all services to be provided by Landlord under the terms of the Master Lease and (ii) to satisfy all obligations and covenants of Landlord made in the Master Lease. Sublessee acknowledges that Sublessor shall be under no obligation to provide any such services or satisfy any such obligations or covenants; provided, however, Sublessor, upon written notice by Sublessee, shall diligently attempt to enforce all obligations of Landlord under the Master Lease.

     6. Rent.

          a. Base Rent. Upon execution hereof, Sublessee shall deliver the first month's Base Rent to Sublessor, to be applied against Sublessee's first obligation to pay Base Rent hereunder. Sublessee shall pay to Sublessor the Base Rent in advance on the first day of each month of the Term, commencing the Phase I Commencement Date without being invoiced by Sublessor. In the event the first day of the Term shall not be the first day of a calendar month or the last day of the Term is not the last day of the calendar month, the Base Rent shall be appropriately prorated based on a thirty (30) day month. All installments of Base Rent shall be delivered to Sublessor's Address, or at such other place as may be designated in writing from time to time by Sublessor, in lawful money of the United States and without deduction or offset for any cause whatsoever.

          b. Net Rental. Sublessee shall be responsible for Sublessee's Proportionate share of all costs and expenses of every kind and nature which may be imposed, at any time, on Sublessor pursuant to the Master Lease (except for Base Rent, as defined in the Master Lease) including, but not limited to, additional rent, Operating Expenses, Utilities and Real Estate Taxes, all as defined in the Master Lease. As hereinafter used, "Rent" shall include Base Rent and all additional charges to be paid by Sublessee pursuant to this Section 6.b.

     7. Security Deposit. Upon execution hereof, Sublessee shall deposit the Security Deposit with Sublessor. The Security Deposit shall secure Sublessee's obligations under this Sublease to pay Base Rent and other monetary amounts, to maintain the Premises and repair damages thereto, to surrender the Premises to Sublessor in clean condition and repair upon termination of this Sublease and to discharge Sublessee's other obligations hereunder. Sublessor may use and commingle the Security Deposit with other funds of Sublessor. If Sublessee fails to perform Sublessee's obligations hereunder, Sublessor may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Sublessee's unperformed obligations. If Sublessor does so apply any portion of the Security Deposit, Sublessee's failure to remit to Sublessor a sufficient amount in cash to restore the Security Deposit to the original amount within five (5) days after receipt of Sublessor's written demand to do so shall constitute an event of default. Upon termination of this Sublease, if Sublessee has then performed all of Sublessee's obligations hereunder, Sublessor shall return the Security Deposit, or whatever amount remains of the Security Deposit after Sublessor applied all or a portion of the Security Deposit to perform Sublessee's obligations hereunder, to Sublessee without payment of interest.

     8. Damage and Destruction.

          a. Termination of Master Lease. If the Premises is damaged or destroyed and Landlord or Sublessor exercises any option either may have to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the termination of the Master Lease.

          b. Continuation of Sublease. If the Master Lease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect and Sublessee shall be entitled to any reduction or abatement of Base Rent in an amount in proportion to the corresponding reduction in base rent for the Premises which Sublessor receives under the Master Lease.

     9. Eminent Domain.

          a. Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose ("Condemned" or "Condemnation") , this Sublease shall terminate as of the date of title vesting in such proceeding, and Base Rent shall be adjusted to the date of termination.

          b. Partial Condemnation. If any portion of the Premises is Condemned, and Sublessor exercises any option to terminate the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease. If Sublessor has the option to terminate the Master Lease, Sublessor shall promptly give Sublessee notice of such option and shall exercise such option if so directed by Sublessee subject to the relevant provisions of the Master Lease and further provided that such partial condemnation renders the Premises unusable for Sublessee's business, as reasonably determined by Sublessor. If this Sublease is not terminated following any such Condemnation; this Sublease shall remain in full force and effect. Sublessor shall diligently enforce any rights under the Master Lease to require Lessor to rebuild the Premises. Base Rent shall be equitably adjusted to take into account interference with

     Sublessee's ability to conduct its operations on the Premises as a result of the Premises being Condemned.

          c. Sublessee's Award. Subject to the provisions of the Master Lease, Sublessee shall have the right to recover from the condemning authority, but not from Sublessor, such compensation as may be separately awarded to Sublessee in connection with costs and removing Sublessee's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

     10. Insurance. All insurance policies required to be carried by Sublessee, pursuant to the Master Lease, shall contain a provision whereby Sublessor and Landlord are each named as additional insureds under such policies.

     11. Brokerage Commission. Sublessor shall pay a brokerage commission to Broker for Sublessee's subletting of the Premises as provided for in a separate agreement between Sublessor and Broker. Sublessee warrants for the benefit of Sublessor that its sole contact with Sublessor or the Premises in connection with this transaction has been directly with Sublessor and Broker. Sublessee further warrants for the benefit of Sub-lessor that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Sublessee with respect to the other party or the Premises. Sublessee shall indemnify, defend by counsel acceptable to Sublessor and hold Sublessor harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder, other than any claims by Broker, in connection with the Premises and this Sublease.

     12. Sublessee's Indemnity. Sublessee shall defend, indemnify and hold harmless Sublessor, its partners, employees, and agents, and Landlord, from and against any and all claims, liabilities, suits, judgments, awards, damages, losses, fines, penalties, costs and expenses, including reasonable attorney's fees, that Sublessor its partners, employees and agents, and Landlord may suffer, incur or be liable for by reason of or arising out of or related to the breach by Sublessee of any of the duties, obligations, liabilities or covenants applicable to Sublessee hereunder, Sublessee's occupancy or use of the Premises, any alterations, additions or modifications made to the Premises by Sublessee or Sublessee's negligence or willful misconduct. This indemnification shall survive termination of this Sublease.

     13. Right to Cure Sublessee's Defaults. If Sublessee shall at any time fail to make any payment or perform any other obligation of Sublessee hereunder, then Sublessor shall have the right, but not the obligation, after the lesser of five
(5) days'
notice to Sublessee or the time within which Landlord may act on Sublessor's behalf under the Master Lease, or without notice to Sublessee in the case of any emergency, and without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys and other professionals, and incur and pay attorneys' fees and other costs reasonably required in connection therewith. Sublessee shall pay to Sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the Interest Rate described in the Master Lease.

     14. Miscellaneous.

          a. Entire Agreement. This Sublease contains all of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

          b. Captions. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

          c. Landlord's Consent. This Sublease is conditioned upon Landlord's written approval of this Sublease within fifteen (15) business days after the Effective Date. If Landlord refuses to consent to this Sublease, this Sublease shall terminate and neither party shall have any continuing obligation to the other with respect to the Premises; provided Sublessor shall return the Deposit, if previously delivered to Sublessor, to Sublessee.

          d. Authority. Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

          e. Attorneys' Fees. In the event either party shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs as part of such action or proceeding.

          f. Holdover. This Sublease shall terminate without further notice at the expiration of the Sublease Term. If Sublessee holds over at the Premises or any part thereof after the expiration or earlier termination of the Term, such holding over shall constitute a month-to-month tenancy, at a rent equal to one hundred fifty percent (150%) of the base rent due under this Sublease. Nothing in the foregoing sentence shall be deemed sublessor's permission for Sublessee to hold over, and acceptance of Base Rent by Sublessor following expiration of termination of the Sublease shall not constitute a renewal of this Sublease. In addition to the foregoing, Sublessee shall indemnify, defend by counsel satisfactory to Sublessor, protect and hold Sublessor harmless from any and all liabilities, claims, causes of action, damages, costs or expenses (including reasonable attorney's fees) directly or indirectly resulting from Sublessee's holding over at the Premises beyond the expiration or termination of the Term.

          g. Access. Sublessor reserves the right to enter the Premises upon reasonable notice to Sublessee (except that in case of emergency no notice shall be necessary) in order to inspect the Premises and/or the performance by Sublessee of the terms of this Sublease.

          h. Time. Time is of the essence of every provision of this Sublease.

     IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Sublease, dated as of the Effective Date.

                             "Sublessor"

                             CISCO SYSTEMS, INC.
                             a California corporation

                             By:

                             Name: Ellen E. Jamason

                             Title: Director, worldwide Real Estate

                             "Sublessee"

                             MLC HOLDINGS, INC.

                             By:

                             Name: Thomas B. Howard

                             Title: Executive Vice President

                             By:

                             Name: Kleyton L. Parkhurst

                             Title: Secretary/Treasurer

                                    EXHIBIT A

                              PREMISES- FLOOR PLAN

                                [To Be Attached)











































                                    EXHIBIT A
                                    ---------

                                    EXHIBIT B
                                    ---------
                                  MASTER LEASE
                                  ------------
                                [To Be Attached]























                                    EXHIBIT B
                                    ---------

THIS LEASE (this "Lease") is made as of December __, 1995, by and between


"Landlord" THE RIGGS NATIONAL BANK OF WASHINGTON, D.C., AS Trustee of the ---------- Multi-Employer Property Trust, a trust organized under 12 C.F.R.
           Section 9.18

                  and


"Tenant" CISCO SYSTEMS, INC., a California corporation
--------

                          SECTION A: TABLE OF CONTENTS
                          ----------------------------


SECTION 1:  DEFINITIONS                          1        SECTION 5:  DEFAULT AND REMEDIES                         25
                                                              5.1       Events of Default                          25
SECTION 2:  PREMISES AND TERM                    5            5.2       Remedies                                   26
   2.1   Lease of Premises                       5            5.3       Right to Perform                           28
   2.2   Lease Term                              5            5.4       Landlord's Default                         28
   2.3   Plans and Specifications                5
   2.4   Commencement Data                       6        SECTION 6:  MISCELLANEOUS PROVISIONS                     28
   2.5   Tenant's Contribution to Tenant                      6.1       Notices                                    28
         Improvement Costs                       7            6.2       Attorney's Fees and Costs                  29
   2.6   Memorandum of Commencement                           6.3       No Accord and Satisfaction                 29
         Date 5                                  7            6.4       Successors; Joint and Several Liability    29
   2.7   Use and Conduct of Business             7            6.5       Choice of Law                              29

                                                              6.6       No Waiver of Remedies                      29

SECTION 3:  BASE RENT, ADDITIONAL RENT                        6.7       Offer to Lease                             29
 AND OTHER SUMS PAYABLE                                       6.8       Force Majeure                              29
 UNDER LEASE                                     8            6.9       Landlord's Consent                         30
   3.1   Base Rent                               8            6.10      Severability; Captions                     30
   3.2   Security Deposit                        8            6.11      Interpretation                             30
   3.3   Additional Rent                         8            6.12      Incorporation of Prior Agreement
   3.4   Utilities                              11                      Amendments                                 30
   3.5   Holdover                               11            6.13      Authority                                  30
   3.6   Late Charge                            11            6.14      Time of Essence                            30
   3.7   Default Rate                           12            6.15      Survival of Obligations                    30
                                                              6.16      Consent to Service                         30
SECTION 4:  GENERAL PROVISIONS                  12            6.17      Landlord's Authorized Agents               31
   4.1   Maintenance and Repair by Landlord     12            6.18      Waiver of Jury Trial                       31
   4.2   Maintenance and Repair by Tenant       12            6.19      Satellite Dish                             31
   4.3   Common Areas/Security                  13            6.20      Right of First Offer and Right of First
   4.4   Tenant's Alterations                   13                      Refusal for Additional Space               31

   4.5   Tenant's Work Performance              14
   4.6   Surrender of Possession                15
   4.7   Removal of Property                    15
   4.8   Access                                 15
   4.9   Damage or Destruction                  16
   4.10  Condemnation                           16
   4.11  Parking                                17
   4.12  Indemnification                        17
   4.13  Tenant's Insurance                     17
   4.14  Landlord's Insurance         [10]      18
                                                --
   4.15  Waiver of Subrogation                  19
   4.16  Assignment and Subletting by Tenant    21
   4.17  Assignment by Landlord                 21
   4.18  Estoppel Certificates                  22
   4.19  Modification for Lender                22
   4.20  Hazardous Substances                   23
   4.21  Access Laws                            23
   4.22  Quiet Enjoyment                        24
   4.23  Signs                        [13]      24

   4.24  Subordination                          24
   4.25  Workers Compensation Immunity          24
   4.26  Brokers                                24
   4.27  Exculpation and Limitation of
         Liability                              24
   4.28  ERISA Representations                  25
   4.29  Mechanic's Liens and Tenant's          25
         Personal Property Taxes                25




LISTING OF EXHIBITS


Exhibit A     Legal Description of the Land
Exhibit B     Drawing Showing Location of the Premises
Exhibit C     Form of Memorandum of Commencement Date
Exhibit D     Rules and Regulations



                             SECTION 1: DEFINITIONS

1.1 Definitions. Each underlined term in this section shall have the meaning set forth next to that underlined term.


1.2 Access Laws: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities), and all other Governmental Requirements relating to the foregoing.



1.3  Additional  Rent:  Defined in paragraph  3.3 captioned  "Additional  Rent".


1.4  Base  Amount:   Defined  in  paragraph  3.3  captioned  "Additional  Rent".
                                                             -----------------


1.5  Bases Rent: Base Rent shall be as follows:

              Initial Space:


                      $9,625.00/month from the Commencement Date through March 31, 1997; $9,913.75/month ($118,965.00/year) from April 1,
                      1997   through    March   31,    1998;    $10,211.16/month
                      ($122,533.95/year) from April 1, 1998 through March 31, 1999 $10,517.50/month ($126,210.00/year) from April 1,
                      1999    through    March   31,    2000    $10,833.03/month
                      ($129,996.36/year)  from April 1, 2000  through  March 31,
                      2001


              Additional Space:


                      $7,466.38/month from the Second Commencement Date through March 31, 1997 $7,690.37/month ($92,284.44/year) from
                      April 1,  1997  through  March  31,  1998  $7,921.08/month
                      ($95,052.96/year) from April 1, 1998 through March 31, 1999 $8,158.71/month ($97,904.52/year) from April 1, 1999 through March 31, 2000 $8,403.47/month  ($100,841.65/year)
                      from April 1, 2000 through March 31, 2001


1.6 Brokers: Tenant was represented in this transaction by CB Commercial Real Estate, a licensed real estate broker. Landlord was represented in this transaction by The Carey Winston Company, a licensed real estate broker.

1.7 Building: The Building commonly known as 400 Herndon Parkway, Herndon, Virginia 22070 located on the Land and containing approximately 19,533 rentable square feet.

1.8 Business Day: Calendar days, except for Saturdays and Sundays and holidays when banks are closed in Washington, D.C.

1.9 Claims: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including attorneys' fees and court costs at trial and on appeal).


1.10 Commencement Date: August 1, 1996 (or if Tenant provides Landlord with 90 calendar days' written notice [no later than January 31, 1996] of its election to accelerate the Commencement Date, then the Commencement Date shall be [May 1, 1996] 90 calendar days from the date of such notice, unless the Initial Premises are not ready for occupancy, in which event the Commencement Date shall be the earlier to occur of: (a) twenty (20) calendar days after the date of Substantial Completion; or (b) the date which Tenant takes possession of the Premises. The "Second Commencement Date" shall be January 1, 1997, unless the Additional Space is not ready for occupancy, in which event the Second Commencement Date shall be the earlier to occur of: (a) twenty (20) calendar days after the date of Substantial Completion of the Additional Space; or (b) the date which Tenant takes possession of the Additional Space.


1.11 ERISA: The Employee Retirement Income Security Act of 1974, as now or hereafter amended and the regulations promulgated under it.

1.12 Estimated Operating Costs Allocable to the Premises: Defined in paragraph captioned "Additional Rent".

1.13 Events of Default: One or more of those events or states of facts defined in the paragraph captioned "Events of Default".

1.14 Governmental Agency: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

1.15 Governmental Requirements: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

1.16 Hazardous Substance(s): Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

1.17 Land. The land upon which the Building and the other building included in the project are located in the City of Herndon, Fairfax County, State of Virginia, as legally described in Exhibit A attached to this Lease.

1.18 Landlord: The trust named on the first page of this Lease, or its successors and assigns as provided in paragraph captioned "Assignment by
                                                                  --------------
     Landlord".
     ----------

1.19 Landlord's Agents: Any and all partners, officers, agents, employees, trustees, investment advisors and consultants of Landlord.

1.20 Lease Term: Commencing on the Commencement Date, and ending five (5) years from the Commencement Date under that certain Lease (380 Herndon) executed concurrently herewith by Tenant, as tenant and Landlord, as landlord, for space located in building 380 in the Project.

1.21 Manager: The Carey Winston Company, or its replacement as specified by written notice from Landlord to Tenant.


1.22 Manager's Address: P.O. Box 70556, Chevy Chase, Maryland 20813, which address may be changed by written notice from Landlord to Tenant.

1.23 Market Lease Rate: The market rental (which shall include Tenant Improvement Allowance and market concession) then being offered for comparable space in first class R&D/single story office buildings comparable in location and condition to the Building, computed as described in the remainder of this definition. In the event Landlord and Tenant are unable to agree on a Market Lease Rate within thirty (30) [calendar days] Business Days after Tenant's notice of exercise of an option to extend or within ten (10) calendar days after Landlord notifies Tenant of the existence of Available Space, then either party may require a determination of the Market Lease Rate by giving written notice to that effect to the other party, which notice shall designate a real estate broker selected by the initiating party with at least ten (10) years of experience in the commercial leasing business in the same geographic area as the Building. Within fifteen (15) calendar days after receipt of such notice, the other party shall select a real estate broker with the same qualifications and provide written notice of such selection to the initiating party. Within fifteen (15) calendar days after selection of the second broker, the two brokers so selected shall select a third real estate broker with the same qualifications who (and whose firm) is not then employed as a leasing broker or management agent by either party or any of their respective affiliates. Each of the three brokers shall determine the net effective market rental for the Premises within fifteen (15) calendar days after the appointment of the third broker. The market Lease Rate shall be equal to the arithmetic average of such three determinations; provided, however, that if any such broker's determination deviates by more than five percent (5%) from the median of such three determinations, the Market Lease Rate shall be equal to the average of the two closest determinations. Landlord and Tenant shall each pay the fees and expenses of the broker selected by it, and the fees and expenses of the third broker shall be paid one-half by Landlord and one-half by Tenant. If a party fails to designate a qualified real estate broker within the time period required in this paragraph, the "third' real estate broker shall be selected by the broker designated by the initiating party, and those two brokers shall determine the Market Lease Rate by averaging their determinations.

1.24 Operating Costs: Defined in paragraph captioned "Additional Rent".

1.25 Operating Costs Allocable to the Premises: Defined in paragraph captioned "Additional Rent".

1.26 Parking Ratio: Three (3) stalls per 1000 rentable square feet of the Premises.

1.27 Permitted Use: General office, so long as such use is consistent with first-class R&D/single story buildings of the same or similar use as the Building and located in the metropolitan area in which the Building is located.

1.28 Plans and Specifications: Those certain final plans and specifications for the Tenant Improvements which have been approved by Landlord and Tenant pursuant to the approval procedure as set forth in the paragraph captioned "Plans and Specifications" and any modifications to them approved in writing by Landlord.

1.29 Prepaid Rent: [$17,091.38 to] $9,625.00 shall be paid on May 1, 1996 or the date Tenant notifies Landlord of its election to accelerate the Commencement Date, whichever is earlier, and shall be applied toward Base Rent for the first full month of the Lease Term.

1.30 Premises: The portion of the Building consisting of approximately 19,533 rentable square feet, commonly known as Suite 100, 400 Herndon Parkway, Herndon, Virginia 22070, and depicted on the plan attached to this Lease as Exhibit B. The "Initial Premises" is the approximately 11,000 square feet located in the Premises, the exact location of which shall be mutually agreed upon by Landlord and Tenant prior to January 31, 1996. The "Additional Space" is the approximately 8,533 square feet located in the Premises, the exact location of which shall be mutually agreed upon by Landlord and Tenant prior to January 31, 1996. The Initial Premises and Additional Space are collectively referred to herein as the Premises. With the exception of the Base Rent figures contained in section 1.5 herein and the Commencement Date definition contained in Section 1.10 herein, each provision of this Lease shall apply to both the Initial Premises and Additional Space as though they are one single premises. Any rights accruing as a result of any act, occurrence or omission in either the Initial Premises or Additional Space, shall apply to equally to the entire Premises regardless of whether such act, occurrence or omission occurred exclusively within either the Initial Premises or Additional Space.

1.31 Prime Rate: Defined in paragraph captioned "Default Rate".

1.32 ....the  Land,  and any other  improvements  on, in or under the Land.  The
     Project is commonly known as the Sugarland West Business Center - Phase 1, and contains approximately 67,450 rentable square feet.

1.33 Property Taxes: (a) Any form of ad valorem real or assessment imposed by any Governmental Agency on the Project; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in the Project; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection; (d) any governmental impositions allocable to or measured by the area of any or all of the Project or the amount of any base rent, additional rent or other sums payable under any lease for any or all of the Project, including any tax on gross receipts or any excise tax or other charges levied by any Governmental Agency with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of any or all of the Project; (e) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of the Project or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of the Project; and (f) any increase in any of the foregoing based upon construction of improvements by Landlord or any other tenant of the Project which are [not] required pursuant to the terms of this Lease or change of ownership of any or all of the Land. Property Taxes shall not include taxes on Landlord's net income or any inheritance, estate or gift taxes.

1.34 Punch  List  Work:  Minor  items  of  repair,  correction,   adjustment  or
     completion as such phrase is commonly understood in the construction industry in the metropolitan area in which the Land is located.

1.35 Security Deposit: None

1.36 Substantial Completion: The date that: (a) Landlord deems that the Tenant Improvements have been completed substantially in accordance with the Plans and Specifications, subject to Punchlist Work; and (b) a certificate of occupancy has been issued for the Premises.

1.37 Tenant: The person or entity named on the first page of this Lease.

1.38 Tenant Alterations: Defined in paragraph captioned "Tenant Alterations".

1.39 Tenant  Improvement  Allowance:  $88,000.00  for the Initial  Premises  and
     $68,264.00 for the Additional Space, which is the maximum amount to be expended by Landlord for the cost of Tenant Improvements (including architectural, engineering, permitting, construction management and space planning fees). The cost of providing building and monument signage as set forth in the paragraph entitled "Signs", and the cost of alterations to the existing bathrooms as set forth in the paragraph entitled "Access Laws", shall not be included in the Tenant Improvement Allowance.

1.40 Tenant Improvements: Those alterations or improvements to the Premises which appear and are depicted in the Plans and Specifications.

1.41 Tenant's  Agents:  Any  and  all  officers,  contractors,   subcontractors,
     licensees,  agents,  concessionaires,   subtenants,   servants,  employees,
     customers, guests, invitees or visitors of Tenant.

1.42 Tenant's Pro Rata Share: Twenty-eight and 96/100 percent (28.96%) of the Project.

1.43 Year: A calendar year commencing January 1 and ending December 31 during the Lease Term, or the portion of such calendar year within the Lease Term.

                          SECTION 2: PREMISES AND TERM
                          ----------------------------

2.1 Lease of Premises. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease.

2.2 Lease Term. The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease.

2.2.1 So long as this Lease remains in full force and effect, and provided that on Tenant's date of exercise of an option to extend and at the expiration of the applicable term of this Lease, Tenant is not in default under this Lease beyond any applicable cure period, Tenant shall have the option to extend the original Lease Term for two (2) additional terms of (24) months each (the "Extension Periods") by providing Landlord with written notice of its election to extend not later than one hundred and fifty (150) calendar days prior to the expiration of the Lease Term. During the Extension Period, the terms and conditions of this Lease shall remain in force and effect, provided that, at the commencement of the Extension Period, the Base Rent shall be adjusted [to equal ninety five percent (95%) of] for the first two (2) options to equal the then escalated rate and for the third and fourth options shall be adjusted to the then Market Lease Rate. Failure to exercise any option shall terminate Tenant's right to exercise all subsequent rights to extend the Lease Term.

2.2.2 Tenant shall have a one-time option to terminate this Lease on April 1, 1999, so long as all of the following requirements and conditions are satisfied:

     (a) Tenant shall provide Landlord with written notification of its election to terminate this Lease at least one hundred and eighty (180) calendar days prior to April 1, 1999.

     (b) A nonrefundable termination fee payable to Landlord must be made by Tenant no less than thirty (30) Business Days prior to the termination date by cashier's check equal to the sum of $58,000.00.

     (c) As of the date of delivery of Tenant's notification of its election to terminate and as of the date which is 90 calendar days prior to the effective termination date. Tenant shall have an actual and imminent need to expand its business and Landlord shall have been unable to accommodate (within the Project) Tenant's need to expand into additional space (taking into account the availability of space in the Project and the then current Market Rate).

     (d) Illegible....................  termination date, Tenant shall not be in default under this Lease beyond any applicable cure period, and Tenant shall not have assigned or subleased all of the Premises. Notwithstanding the foregoing, Tenant may retract its notice to terminate at any time provided Landlord has not previously executed a lease agreement with any entity for all or any portion of the Premises.

2.3 Plans and Specifications. Following execution of the Lease, Landlord and Tenant shall cooperate in good faith to prepare, review and agree upon a final set of plans and specifications for all of the Tenant Improvements for the Premises (the "Plans and Specifications") together with a construction budget based on the bid and scope of work approved by Tenant for all such work (the

"Budget"). If Tenant notifies Landlord [on or prior to January 31, 1996] of Tenant's election to occupy the Initial Premises [on May 1, 1996] within ninety
(90) calendar days of such notice, and Landlord and Tenant have not mutually agreed upon the final Plans and Specifications and Budget, then Landlord's obligation to deliver the Initial Premises [on May 1, 1996] within ninety (90) calendar days of such notice shall be postponed one (1) day for each day after [January 31, 1996] the day which is ninety (90) calendar days after such notice that Landlord and Tenant are unable to mutually agree upon the Plans and Specifications and Budget. [Tenant's right to occupy the Initial Premises on May 1, 1996 shall be waived if Tenant fails to notify Landlord on or prior to January 31, 1996 of its election to so occupy.] Once such Plans and Specifications are finalized and agreed upon, upon Landlord's request, Tenant shall initial or otherwise evidence its agreement to such Plans and Specifications. The Tenant Improvement Allowance may be disbursed to pay for the following categories of work to the extent such work is included in the Plans and Specifications and there are funds for such work included in the Budget: (i) ceiling tiles, telephone and network cabling, security systems, carpeting, painting, electrical work, plumbing, sprinkler system installation, heating, ventilation, air conditioning, tile work, glass installation, drywall work, door framing and associated hardware for the Premises; (ii) project manager fees, construction manager fees, architectural services related to the installation of the Tenant Improvements. Landlord shall contract directly with all persons or entities performing any services relating to the Tenant Improvements or constructing or installing any Tenant Improvements, and Landlord shall have reasonable discretion (which discretion includes requiring that all work be performed by union labor) to approve of all contracts with (and the identity of) all general contractors, subcontractors, construction managers, architects and others performing or delivering services, labor or materials relating to the Tenant improvements. Landlord will competitively bid the Tenant Improvements construction with a minimum of three (3) general contractors (and at least three
(3) bidders for each) which are mutually acceptable to Landlord and Tenant. Notwithstanding the foregoing, Landlord's selection of a general contractor shall prevail in the event of a disagreement between Landlord and Tenant. Tenant shall have an opportunity to review and approve the terms of the bid issued by the contractor selected pursuant to the foregoing selection process. Disbursements from the Tenant Improvement Allowance shall be made monthly following Landlord's receipt and approval of appropriate invoices and lien releases, and Landlord's inspection and approval of the work to date. Notwithstanding the preceding sentence, Landlord shall be permitted to withhold a ten percent (10%) retention from all disbursements from the Tenant Improvements Allowance until the entire construction is completed in accordance with the Plans and Specifications and all governmental requirements and all punch-list items are addressed. Within fifteen (15) calendar days after the occurrence of the Commencement Date of the Lease, Landlord shall calculate the amount, if any, remaining in the Tenant Improvements Allowance after all payments from such Tenant Improvements Allowance to date and after reserving sums necessary to pay outstanding invoices and after reserving the 10% retainage. Any such remaining sums shall be credited to Tenant by reducing the monthly Base Rent under the Lease by an amount necessary to allocate such remaining sum equally over the entire initial Lease Term. The memorandum of the Commencement Date to be signed by the parties as referenced in this Lease shall include a confirmation of (a) the amount of the Tenant Improvements Allowance, if any, which remains for application to reducing the Base Rent; and (c) the exact Base Rent for each Lease year during the initial Lease Term, taking into account any reductions to the Base Rent authorized by this paragraph.

2.4 Commencement Date. Landlord shall notify Tenant in writing of Substantial Completion and Tenant shall commence occupancy of the Initial Premises on the Commencement Date. Tenant shall occupy the Additional Space on the Second
Commencement  Date.  Tenant  shall  occupy  the  Additional  Space on the Second
Commencement Date. In the event that the Tenant contends that the Tenant Improvements have not in fact been Substantially Completed, Tenant shall notify Landlord in writing of its objections within ten (10) calendar days after its receipt of the Landlord's notice described in the preceding sentence. Landlord shall have a reasonable time after its receipt of Tenant's notice in which to take such action as may be necessary to achieve Substantial Completion, and shall notify Tenant in writing when such action has been completed. Notwithstanding any notification by Tenant to the contrary, taking of possession by Tenant shall establish the Commencement Date as specified in the definition of that term and that the Premises and Tenant Improvements are in good and satisfactory condition, as and when possession was so taken and that the Commencement Date occurred. Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. In the event of any dispute as to whether the Tenant Improvements have been Substantially Completed in accordance with the Plans and Specifications, the certificate of Landlord's architect or general contractor shall be conclusive. If on the Commencement Date, Punch List Work for the Tenant Improvements remains to be completed, Landlord and Tenant shall agree on such Punch List Work prior to occupancy by Tenant and Landlord will promptly complete it after the Commencement Date. In no event shall Punch List Work delay or postpone the occurrence of the Commencement Date. Changes to the Plans and Specifications shall require the written consent of Landlord and Tenant. Tenant has Landlord's permission to enter the premises to install equipment, furniture, phones and data cable prior to occupancy. Tenant may enter the Premises prior to the Commencement Date to install equipment, furniture, phones and data cabling, provided that, Tenant shall not interfere with the construction of the Tenant Improvements. All terms of this Lease, including Tenant's indemnifications and obligation to maintain insurance, but excluding payment of rent, shall apply to such early entry by Tenant.

2.5 Tenant's Contribution to Tenant Improvement Costs. If the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay to Landlord such excess within thirty (30) Business Days after demand by Landlord. If Tenant fails to pay to Landlord the cost of any such excess Tenant Improvements as and when due, Landlord may elect to halt work on the Tenant Improvements pending such timely payment, and the Commencement Date shall be deemed to have occurred on the date that the Tenant Improvements would have been Substantially Completed absent such interruptions and the delay by them. Upon the expiration or sooner termination of this Lease, all Tenant Improvements and all additions or alterations to the Premises made by Tenant or performed by Landlord on Tenant's behalf, shall become the property of Landlord, subject only to Tenant's right to remove property under the paragraph captioned "Tenant Alterations". [At Landlord's election and upon notice to Tenant, Tenant shall be required to remove all Tenant Improvements or Tenant Alterations upon the expiration or earlier termination of this Lease].

2.6 Memorandum of Commencement Date. At Landlord's sole election, Landlord and Tenant shall execute a Memorandum of Commencement Date in the form attached as Exhibit C. In no event shall Tenant record this Lease or the Memorandum of Commencement Date.

2.7 Use and Conduct of Business. The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior written consent of Landlord. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant's intended use. Tenant shall, at its own cost and expense, obtain and maintain any and all licensees, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises. Tenant's inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Project or which would violate any of Landlord's contracts affecting any or all of the Project, or which would create or contribute to any work stoppage, strike, picketing, labor disruption or dispute, or which would interfere in any way with the business of Landlord or any other tenant in the Project or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Project, or which would cause any impairment or reduction of the good will or reputation of the Project. Tenant shall not, without the prior written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise or vibration or any increase in the normal use of electric power. Landlord warrants that the electrical power is sufficient to the building to accommodate Tenant's use per the mutually agreeable space plan. The cost of any improvements to the electrical systems to the Building to accommodate power usage in excess of that set forth in the plan shall be deducted from the Tenant Improvement Allowance. If any of Tenant's machines and equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such machines and equipment, as may be necessary to eliminate the disturbance. Tenant shall comply with all Governmental Requirements relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building, including the Rules and Regulations attached to this Lease as Exhibit D.

    SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE
    ------------------------------------------------------------------------

3.1 Base Rent. Tenant agrees to pay Base Rent to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, payable in lawful money of the United States in advance, on or before the first day of each calendar month of the Lease Term. Base Rent for any partial month at the beginning or end of the Lease Term shall be prorated. Upon execution of this Lease, Tenant shall pay to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date. Notwithstanding the foregoing, if Tenant exercises its right to occupy the initial Premises in accordance with the procedures set forth in the Lease, Tenant shall not be required to pay Base Rent or Additional Rent from the date Tenant occupies the Initial Premises through July 31, 1996.

3.2      Security Deposit.  (Intentionally Omitted).

3.3 Additional Rent. Definitions of certain terms used in this paragraph are set forth in subparagraph 3.3.6. Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the "Additional Rent"):

         3.3.1 Rental Adjustment for Estimated Operating Costs. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises for each Year and the amount payable monthly by Tenant for such costs shall be computed as follows: one-twelfth (1/12) of the amount, if any, by which the Estimated Operating Costs Allocable to the Premises exceeds the Base Amount shall be Additional Rent and shall be paid monthly by Tenant for each month during such Year after the Commencement Date. If the Commencement Date occurs on a date other than the first day of the Year, the statement provided by Landlord to Tenant and the computation of the monthly payment amount shall be determined based on a proration of the excess amount over a 360-day year. If such written statement (except the first statement, which shall be prorated pursuant to the previous sentence) is furnished after the commencement of the Year, Tenant shall also make a retroactive lump-sum payment equal to the amount of the monthly payment amount multiplied by the number of months during the Year after the Commencement Date for which no payment was paid.

         3.3.2 Actual Costs. After the close of each Year during the Lease Term, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year. If such costs for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.3.1 for such Year, Tenant shall pay the amount of such excess to Landlord within twenty (20) Business Days after receipt of such statement by Tenant. If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.3.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement.

         3.3.3 Determination. The determination of Operating Costs Allocable to the Premises shall be made by Landlord. Any sums payable under this Lease pursuant to this paragraph shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease. In the event that Landlord in its reasonable discretion determines that it would be more equitable to allocate any Operating Cost to only the Building, Landlord reserves the right to do so with appropriate adjustments to Tenant's Pro Rata Share of such Cost so that the allocation is to those tenants who occupy the Building.

         3.3.4 End of Term. If this Lease shall terminate on a day other than the last day of a Year, the amount of any adjustment between Estimated Operating Costs Allocable to the Premises and Operating Costs Allocable to The Premises with respect to the Year in which such termination occurs shall be prorated on the basis which the number of calendar days from the commencement of such Year (to and including such termination date) bears to 360; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within twenty (20) Business Days after delivery of the statement of Operating Costs Allocable to the Premises with respect to such Year. Landlord's and Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease.

         3.3.5 Offsets. Tenant shall pay Additional Rent and other sums due under this Lease to Landlord without demand, deduction, adjustment, credit or offset of any kind or nature, in lawful money of the United States as and when due, at the offices of Manager at Manager's Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

         3.3.6 Definitions. Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:


              Base Amount.  Zero (0).


              Estimated Operating Costs Allocable to the Premises: Landlord's estimate of Operating Costs Allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.3.1.


              Operating Costs: All expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the Project and the personal property used in conjunction with such maintenance, operation, ownership and repair, including all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, refuse collection, telephone charges, cable television or other electronic or microwave signal reception, steam, heat, cooling or any other service which is now or in the future considered a utility and which are not payable directly by tenants in the Project; (b) supplies; (C) cleaning (including window washing), landscaping (including irrigating, trimming, moving, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance; (f) management fees (which shall be limited to what is normal and customary in the Herndon/Reston market for similar buildings); (g) Property Taxes, tax consultant fees and expenses, and costs of appeals of any Property Taxes; (h) services of independent contractors; (i) compensation (including employment taxes) of all persons who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (j) license, permit and inspection fees; (k) assessments and special assessments due to deed restrictions, declarations or owners associations; (l) rental of any machinery or equipment; (m) audit fees and accounting services related to the Project, and charges for the computation of the rents and charges payable by tenants in the Project (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (n) the cost of improvements, repairs or replacements; (o) maintenance and service contracts; (p) depreciation of machinery and equipment used in operating, maintaining or repairing; (q) legal fees; (r) roof repair and maintenance; and (s) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Project. Without limiting the foregoing, Operating Costs shall include exterior painting; resealing and restriping parking areas and driveways; and capital improvement which may reduce Operating Costs; provided that capital improvements, whether installed before or after the Commencement Date, shall be amortized with market interest over their estimated useful lives as determined by Landlord pursuant to Generally Accepted Accounting Procedures and only the amortization installments and interest attributable to the Lease Term shall be an Operating Cost under this Lease.

                       Operating  Costs shall not include any of the  following:
               removal   of   Hazardous    Substances    which   is   Landlord's
               responsibility (other than Landlord's maintenance and repair obligations set forth in the paragraph entitled "Maintenance and Repair by Landlord") under the terms of this Lease; removal of Hazardous Substances which is Tenant's responsibility under the terms of this Lease; ground rent; interest and amortization of funds borrowed by Landlord for items other than capital improvements; leasing commissions and advertising, and space planning expenses incurred in procuring tenants; and salaries, wages, or other compensation paid to officers or executives of Landlord in their capacities as officers and executives; the cost of any alterations or improvements to common areas, exterior open space or any other space including retail space in the building or access ways, sidewalks and/or parking facilities servicing the Building which are Landlord's responsibility under the section of this Lease entitled Access Laws; capital improvement costs of the Lease, whether principal or interest except as provided above in this definition; cost directly resulting from the negligence or willful misconduct of the Landlord, or Landlord's Agents; cost for which Landlord is reimbursed by any insurance required to be carried under the Lease or actually carried by Landlord; cost for any structural replacement or redesign; cost of fees relating to the defense of Landlord's title or interest in the real estate containing the Building or any part thereof unless such defense is the direct or indirect result of Tenant or Tenant's Agents' actions; expenses in connection with services or other benefits of a type which are not made available to Tenant but which are provided to another tenant; renovation of the Building made necessary by the exercise of eminent domain; any cost incurred by Landlord or an affiliate of the Landlord for the provision of any goods or services, to the extent such costs exceed the cost then prevailing in transaction between unrelated parties (the preceding exclusion shall not apply to the use of union labor by Landlord or Tenant for construction of the Tenant Improvements); cost of administrating the affairs of the partnership comprising the Landlord which are unrelated to the maintenance and management of the Building; costs, fines, interest, penalties and legal fees or costs incurred by Landlord in connection with late payment of taxes, utility bills or other failures by Landlord to make prompt payment when due; taxes for Landlord's income taxes, corporation or unincorporated business taxes as well as inheritance, succession, transfer, capital gains, sales taxes or franchise; legal fees, costs and expenses to collect rent arrears, to recover possession space or to compel full performance under leases of space in the Building.


                Upon Tenant's request, Landlord shall submit to Tenant a statement showing the actual annual operating costs on a line-by-line basis for each year, and Tenant's pro rata share thereof. The Landlord shall use generally accepted accounting principles in determining operating expense pass throughs.

                In no event shall Operating Costs, excluding real estate taxes and insurance, exceed any prior year's amount by more than seven percent (7%).

                Operating Costs Allocable to the Premises: The product of
                ------------------------------------------
                Tenant's Pro Rata Share times Operating Costs.

3.4 Utilities. Tenant shall contract directly and pay for all water, gas, heat, light, power, telephone. sewer, and other utilities used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such utilities. If any such service is not separately metered to the Premises, the cost therefor shall be an Operating Cost under this Lease.



3.5 Holdover. If Tenant shall, without the prior written consent of Landlord, hold over after the expiration or termination of the Lease Term, Tenant shall be deemed to be occupying the Premises under a month-to-month tenancy, which tenancy may be terminated as provided by the laws of the state in which the Premises are located. During such tenancy, Tenant agrees to pay to Landlord one hundred fifty percent (150%) the rate of Base Rent in effect on the expiration or termination of the Lease Term, plus all Additional Rent and other sums payable under this Lease, and to be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. The preceding provisions shall not be construed as consent for Tenant to hold over.


3.6 Late Charge. If Tenant fails to make any payment of Base Rent, Additional Rent or other amount when due under this Lease, Tenant shall also pay a late charge equal to five percent (5%) of the amount of any such payment. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord's damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.7 Default Rate. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime rate of The Riggs National Bank of Washington. D.C. or such other national banking institution designated by Landlord if such bank ceases to publish a prime rate (the "Prime Rate"), then in effect, plus four (4) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the "Default Rate"), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

                          SECTION 4: GENERAL PROVISIONS
                          -----------------------------


4.1 Maintenance and Repair by Landlord. Subject to the paragraphs captioned "Damage or Destruction" and "Condemnation", Landlord shall maintain the public and common areas of the Project in reasonably good order and condition, except for ordinary wear and tear, and damage occasioned by the act or omission of Tenant or Tenant's Agents which shall be paid for entirely by Tenant upon demand by Landlord, less any proceeds (after subtracting Landlord's deductible) actually received by Landlord under Landlord's insurance. In the event any or all of the Project becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give written notice to Landlord, and Landlord shall, subject to Force Majeure delays and reasonable delays for labor (including contracting for such labor) or materials, be obligated to commence such maintenance or repairs within ten (10) Business Days after Landlord's receipt of such notice.

4.2 Maintenance and Repair by Tenant: Except as is expressly set forth as Landlord's responsibility pursuant to the paragraph captioned "Maintenance and Repair by Landlord", Tenant shall at Tenant's sole cost and expense keep and maintain the Premises in good condition and repair, including without limitation, the HVAC systems, dock equipment, trash removal, interior painting, flooring, wall coverings, cleaning of the interior side of all exterior glass, plumbing and utility fixtures and installations, replacement of all light bulbs and broken windows (including without limitation any exterior windows), exterior and interior doors, roof penetrations and membranes in connection with Tenant's installation and use of its satellite dish, and interior preventative maintenance (including without limitation a preventative maintenance contract for the HVAC systems). If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon two (2) Business Days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant's sole cost and expense. Tenant shall pay to Landlord the cost of such maintenance or repair within ten (10) Business Days of written demand from Landlord: Landlord shall pay for damage occasioned by the act or omission of Tenant or Tenant's Agent if the damage is covered under the Landlord's insurance. Landlord represents and warrants that to the best actual knowledge of Landlord's senior trust officer in charge of the Property, without duty of inquiry or investigation, that as of the Commencement Date; the HVAC system in the Premises is in good condition and repair. Tenant shall pay to Landlord upon demand, the first $2,000.00 per occurrence, towards any HVAC repair and/or system replacement not covered by the preventative maintenance contract. Landlord shall be responsible for any such costs, per occurrence, in excess of $2,000.00, provided that if Tenant fails to maintain the HVAC preventative maintenance contract or such repair or replacement is caused Tenant or Tenant's Agents negligence or misconduct, then Tenant shall pay all of the cost of such repair or replacement. Notwithstanding the foregoing, Landlord shall pay the full cost, without any contribution by Tenant, for any HVAC repair and/or replacement required in the Initial Space during the first five (5) months after the Commencement Date and for any HVAC repair and/or replacement required in the Additional Space during the first five (5) months after the Second Commencement
Date: Landlord may use its own contractor for any HVAC repair and/or replacement, whether during or after such five (5) month period.

4.3 Common Areas/Security. The common areas of the Project shall be subject to Landlord's sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment and signs on, in or to all parts of the common areas; increase, reduce or change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Project; make alterations or additions to the Project or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements, or replat or subdivide or make other changes to the Land, as Landlord shall deem necessary; place, relocate and operate utility lines through, over or under the Project; and use or permit the use of all or any portion of the roofs of the Project. Landlord has no duty or obligation to provide any security services in, on or around the Premises or Project, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant's Agents or property in, on or about the Premises or Project. Landlord reserves the right to reallocate parking and driveway locations and to build additional improvements in the common areas so long as Tenant's Parking Ratio is maintained. If Landlord closes the Common Areas to make repairs not covered by the section entitled Damage or Destruction, and such closure prevents Tenant from obtaining any access to the Premises, then the Base Rent shall be abated for the duration of such total lack of access. It Tenant is unable to access the Premises due to such repairs to the Common Areas for a period of thirty (30) consecutive days, then Tenant may terminate this Lease upon thirty (30) days prior written notice to Landlord. Tenant shall have the right to use the conduit which runs from the Building to the building commonly referred to as 380 Herndon without any payment of Base Rent or Additional Rent to Landlord. Landlord makes no representation or warranty as to the suitability of such conduit for Tenant's intended use. Landlord shall not be liable to Tenant for any Claims which Tenant may have against Landlord associated with Tenant's use of the conduit, all of such Claims. whether now existing or created in the future. being waived by Tenant. Tenant shall use the conduit in compliance with all Governmental Requirements and shall pay any and all costs of compliance resulting from Tenant's use of the conduit. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims, arising in whole or in part out of Tenant's use of the conduit.

4.4 Tenant Alterations. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing or wiring (individually and collectively "Tenant Alterations"), without first obtaining the written consent of Landlord which may he withheld in Landlord's discretion except for the alterations that are included on the attached plan. If Landlord approves of the Tenant Alterations, then, at Tenant's election, Landlord may perform such work at Tenant's sole cost and expense using architects and contractors selected by Landlord consistent with the process set forth in 2.3 herein. Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant's expense. Without limiting the generality of the foregoing, Landlord may require Tenant, at Tenant's sole cost and expense, to obtain and provide to Landlord proof of insurance coverage. All Tenant Alterations to the Premises shall become the property of Landlord (other than the free standing air conditioning units) and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease, unless Landlord's consent to such Tenant Alterations is conditioned upon Tenant removing the Tenant Alterations upon the expiration or earlier termination of this Lease. If Tenant fails to remove any such Tenant Alterations as required by Landlord's consent, Landlord may do so and Tenant shall pay the entire cost thereof to Landlord within ten (10) Business Days after Tenant's receipt of Landlord's written demand therefor. Nothing contained in this paragraph or the paragraph captioned "Tenant's Work Performance" shall be deemed a waiver of the provisions of the paragraph captioned "Mechanic's Liens.

4.5  Tenant's  Work  Performance.   If  Tenant  elects  to  perform  the  Tenant
Alterations at Tenant's sole cost and expense, all Tenant Alterations shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord (which approval shall be subject to Landlord's reasonable approval and may include a requirement that the prime contractor and the respective subcontractors: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO and (b) employ only members of such labor organizations to perform work within their respective jurisdictions). Tenant's contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant's contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord's consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord;
(2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. Tenant shall pay for all damage to the Premises and Project caused by Tenant or Tenant's Agents. Tenant shall indemnify, defend and hold harmless Landlord and

Landlord's Agents from any Claims arising as a result of any defect in design, material or workmanship of any Tenant Alterations.

4.6 Surrender of Possession. Subject to the last subparagraph of the paragraph captioned "Insurance", Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted.


4.7 Removal of Property. Upon expiration or earlier termination of this Lease, Tenant may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Premises; provided that (a) such removal is completed prior to the expiration or earlier termination of this Lease; (b) Tenant is not in default of any covenant or condition of this Lease at the time of such removal; and (c) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any Tenant Alterations (including wall-to-wall carpeting, paneling, wall covering or lighting fixtures and apparatus) or any other article affixed to the floor, walls or ceiling of the Premises, shall become the property of Landlord and shall remain upon and be surrendered with the Premises unless removal of any such item was a condition of Landlord's consent to any proposed Tenant Alteration. Tenant waives all rights to any payment or compensation for such Tenant Alterations. If Tenant shall fail to remove any of its property of any nature from the Premises or Project at the expiration or earlier termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store such property without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. If Tenant fails to pay the cost of storing any such property, after it has been stored for a period of twenty (20) Business Days or more, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first to the cost and expense of such sale, including reasonable attorney's fees actually incurred; second to the payment of the costs or charges for storing any such property; third to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth the balance, if any, to Tenant.

4.8 Access. Tenant shall permit Landlord and Landlord's Agents to enter into the Premises at any time on at least two (2) Business Days' notice (except in case of emergency), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Building or Project entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease. Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of one-hundred twenty (120) Business Days prior to the expiration or sooner termination of this Lease and to erect on the Premises a suitable sign indicating the Premises are available. Landlord or Landlord's Agent shall arrange to meet with Tenant for a joint inspection of the Premises prior to vacating for the purpose of determining Tenant's responsibilities for repairs and restoration. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or any of Tenant's Agents, or other persons claiming the right of admittance.

4.9      Damage or Destruction


                4.9.1 If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord. If Landlord estimates that the damage can be repaired within one hundred-twenty
(120) Business Days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord's estimation, the damage cannot be repaired within such 120 Business Day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. If Landlord elects the option set forth in clause (b), then (1) the Lease Term shall be extended for the time required to complete such restoration, not to exceed 120 Business Days, (2) Landlord shall not be required to repair or restore fixtures, improvements or other property of Tenant.

                4.9.2 If the Building or Project is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building or Project is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion elect to terminate this Lease by notice in writing to Tenant within forty (40) Business Days after the occurrence of such damage. Such notice shall be effective twenty (20) Business Days after receipt by Tenant unless a later date is set forth in Landlord's notice. The foregoing notwithstanding, if the Building or Project is damaged by fire, earthquake or other casualty, and more than fifty percent (50%) of the Building or Project is rendered untenable and Tenant cannot reasonably conduct its business on the Premises, and Tenant actually ceases to operate its business on the Premises, rent for the entire Premises shall abate as of the time of such occurrence, and for the duration the Tenant cannot and does not reasonably conduct its business on the Premises.

                4.9.3 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises or Project and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness, then
Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) Business Days after such
requirement  is  made by  such  holder.       4.10  Condemnation.  If all of the
Premises, or such portions of the Building as may be required for the Tenant's reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Premises or a portion of the Building not required for the Tenant's reasonable use of the Premises and not exceeding twenty-five percent (25%) of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs, Additional Rent and all other sums payable under this Lease shall not be abated but Tenant's Pro Rata Share may be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Project and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant's moving expenses or other relocation costs; provided that such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord. The foregoing notwithstanding, if the Building or Project is condemned, and more than fifty percent (50%) of the Building or Project is rendered untenable and Tenant cannot reasonably conduct its business on the Premises, and Tenant actually ceases to operate its business on the Premises, rent for the entire Premises shall abate as of the time of such occurrence, and for the duration the Tenant cannot and does not reasonably conduct its business on the Premises.

4.11 Parking. Tenant shall have the nonexclusive privilege to use parking spaces on the Land in common with other tenants of Landlord, but only in areas reasonably designated by Landlord; provided that. Tenant shall have the exclusive right to use twelve (12) parking spaces on the Land as reasonably designated by Landlord. Tenant's parking privileges shall be subject to the rules and regulations relating to parking adopted by Landlord from time to time. Landlord shall have the right to grant designated, reserved parking stalls to other tenants in the Project. In no event shall the number of parking stalls used by Tenant and Tenant's Agents exceed the number of stalls allocated to Tenant in the definition of the Parking Ratio. Landlord shall have no obligation whatsoever to monitor or police the use of the parking or other common areas. The exclusive parking spaces shall be provided at Landlord's sole cost and expense [(subject to Operating Cost),] during the Lease Term and renewals of this Lease and shall be designated "Reserved Cisco" and shall be in close proximity to the entrance of the Building, the exact location of which shall be [mutually agreed upon by Landlord and] designated on Exhibit B. Notwithstanding the foregoing. Operating Costs applicable to the maintenance and repair of such spaces (excluding the initial designation expenses) shall be passed through to Tenant.

4.12     Indemnification.


                4.12.1 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted therein, or (b) any act, omission or negligence of Tenant or Tenant's Agents. Neither Landlord nor Landlord's Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant's Agents, for any Claims arising out of any cause whatsoever, including, repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or Project; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Project or of any other person or entity; Landlord's or Landlord's Agents' inability to furnish any service required of Landlord for a period in excess of five (5) Business Days or due to Force Majeure delays as specified in this Lease; or leakage in any part of the Premises or the Project from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Project; except for Claims arising: (i) solely out of the gross negligence or willful misconduct of Landlord in failing to repair or maintain the Project as required by this Lease after notice by Tenant as required by the paragraph captioned "Maintenance and Repair by Landlord" or (ii) as provided in 4.12.2; provided that, in no event shall Landlord be responsible for any interruption to Tenant's business or for any indirect or consequential losses suffered by Tenant or Tenant's Agents. The obligations of this paragraph shall be subject to the paragraph entitled "Waiver of Subrogation".


                4.12.2 Subject to the terms of subsection 4.12.1 of this Lease, Landlord shall indemnify, defend and hold harmless Tenant from and against any and all Claims for matters occurring in the Common Areas and which arise solely out of Landlord's or Landlord's Agents' gross negligence or willful misconduct. The obligations of this paragraph shall be subject to the paragraph entitled "Waiver of Subrogation".

4.13     Tenant's Insurance.

               4.13.1 Tenant shall, throughout the Lease Term, including any portion of the Lease Term during which Tenant may vacate the Premises, if any, and at Tenant's own expense, keep and maintain in full force and effect:

     (a) A policy of comprehensiv covering Tenant's obligations under the paragraph captioned "Indemnification", insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the
Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord's request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises, which policy shall be payable on an "occurrence" rather than a "claims made" basis, and which policy names Landlord and Manager and, at Landlord's request Landlord's mortgage lender(s) or investment advisors, as additional insured;

     (b) A policy of extended property insurance (including earthquake, flood and what is commonly called "all risk") covering Tenant's Improvements and Tenant's Alterations, furniture, fixtures, equipment, inventory, and other personal property located on the Premises, in the greater of: (1) one hundred percent (100%) of the current replacement value of such property or (2) One Hundred Thousand Dollars ($100,000.00); and

     (c)Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to six (6) months.


        4.13.2 All insurance policies required under this paragraph shall be with companies with Best's rating of A or better, and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) calendar days' written notice to Landlord. Tenant shall deliver to Landlord and, at Landlord's request Landlord's mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

        4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14 Landlord's Insurance. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:



        (a) A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than Five Million Dollars ($5,000,000.00), which policy shall be payable on an "occurrence" rather than a "claims made" basis; and

        (b) A policy of extended property insurance (including what is commonly called "all risk") covering the Building and Landlord's personal property, if any, located on the Property in the amount of one hundred percent (100%) of the current replacement value of such property.

        The deductibles under both policies are Operating Costs. Such policies may be "blanket" policies which cover other properties owned by Landlord.

4.15 Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Premises, Project or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord's Agents or Tenant's Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

4.16 Assignment and Subletting by Tenant.

        4.16.1 Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed, subject to paragraph 4.16.3. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Upon the occurrence of an Event of Default if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord, in addition to any other remedies provided in this Lease or by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, security deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease. The foregoing notwithstanding, any wholly owned subsidiaries or affiliates of Cisco's can sublease the space without Landlord's approval, provided that such wholly owned subsidiary's or affiliate's use of the Premises complies with the provisions herein and does not disturb the integrity of the Project.

        4.1 6.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant's or assignee's business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without Limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant and by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease except for the amount of rent due, which may be more or less than the amount set forth herein provided that Tenant reaffirms its primary liability under this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent. At the same time that Tenant provides Landlord with notice of its desire to assign or sublease, Tenant shall pay to Landlord the sum of $400 as Landlord's fee for processing such proposed assignment and sublease, including attorneys' fees incurred by Landlord with respect to such processing. Receipt of such fee shall not obligate Landlord to approve the proposed assignment or sublease.

        4.16.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, in good faith, any commercial factor it deems relevant. Without limiting what may be construed as a factor considered by Landlord in good faith, Tenant agrees that any one or more of the following will be proper grounds for Landlord's disapproval of a proposed assignment or sublease:

               (a) The proposed assignee or subtenant is or will be unwilling or unable to execute and deliver to Landlord an ERISA Certificate in the form consistent with the provisions of the paragraph entitled "ERISA Representations" as may be updated by Landlord, or Landlord believes that the proposed assignment or sublease would constitute a prohibited transaction under or otherwise violate ERISA;

               (b) The proposed assignee or subtenant does not, in Landlord's good faith judgment, have sufficient financial worth to insure the full and timely performance under this Lease;

               (c) Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (b);


               (d) Landlord  has received  from any prior lessor of the proposed
assignee  or  subtenant  a  negative  report   concerning  such  prior  lessor's
experience with the proposed assignee or subtenant;

               (e) Landlord has had prior negative leasing experience with the proposed assignee or subtenant;

               (f) The use of the Premises by the proposed assignee or subtenant will not be [identical] in compliance with the Permitted Uses;

               (g) In Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Building or Project, or that is not compatible with the businesses of other tenants in the Building or Project, or that is inappropriate for the Building or Project, or that will violate any negative covenant as to use contained in any other lease of space in the Project;

               The use of the Premises by the proposed assignee or subtenant will violate any Governmental Requirement or such proposed use may create a violation of Access Laws;


               (i) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during the twenty-four (24) months preceding the date that Tenant shall request such consent;

               (j) Landlord does not approve, in its reasonable discretion, of any of the tenant improvements required for the proposed assignee or subtenant; or

               (k) Landlord has had contact with the proposed assignee or subtenant, in the six (6) months preceding Tenant's request. regarding the leasing of space by such proposed assignee or subtenant in the Project, unless Landlord no longer has space sufficient for such assignee's or subtenant's needs.

        4.16.4 Within fifteen (15) Business Days after Landlord's receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord's approval, disapproval or conditional approval of any proposed assignment or subletting. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content satisfactory to Landlord.

        4.16.5 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the amount per square foot payable by Tenant under this Lease), Tenant shall pay to Landlord fifty percent (50%) of such excess; provided that prior to splitting such excess, Tenant shall be entitled to recover one hundred percent (100%) of all costs incurred by Tenant in connection with such assignment or subleasing (including all leasing commissions paid to unrelated parties).


4.17 Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Project. If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord's Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability; provided that, as to the Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Security Deposit or Prepaid
Rent to its  successor-in-interest.        4.18  Estoppel  Certificates.  Tenant
shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a confirmation of Landlord's completed estoppel certificate that Landlord has accurately completed on behalf of Tenant provided Landlord delivers such certificate to Tenant consistent with items set forth in this section. (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution. there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month;
(7) no security has been deposited with Landlord (or, if so, the amount of such security). It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser or mortgagee of Landlord's interest or an assignee of any such mortgagee; and (8) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within ten (10) Business Days of its receipt of a written request by

Landlord as provided in this paragraph, Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee.


4.19 Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord's lender, if any, shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect Tenant's rights under this Lease.

4.20     Hazardous Substances.


        4.20.1 Tenant agrees that neither Tenant, any of Tenant's Agents will store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Project any Hazardous Substance, except for storage, handling and use of reasonable quantities of cleaning fluids and office supplies in the Premises to be used in the ordinary course of Tenant's business in the Premises as reasonably necessary to accomplish the Permitted Use; provided that, (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant's operation in the Premises and reasonable and appropriate for a first-class R&D/single story office building of the same or similar use and in the same market area as the Building; (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building; and (d) in no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord's discretion.

        4.20.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees. Tenant agrees that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord's election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.

        4.20.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the section entitled "Hazardous Substances".

        4.20.4 Landlord shall indemnify, defend and hold harmless Tenant from and against any Claims arising out of Hazardous Substances located on, in, under or around the Project if and to the extend they (a) first occurred and were pre-existing prior to the date of execution of this Lease, or (b) were caused or created by the negligence or willful misconduct of Landlord during the Lease Term.

        4.20.5 Landlord represents and warrants to Tenant that as of the date of this Lease, to the best actual knowledge of Landlord's senior trust officer in charge of the Project, without duty of inquiry or investigation, there are no Hazardous Materials located in the Building or the Premises in violation of any applicable Governmental Requirements.

        4.20.6 Landlord shall indemnify, defend and hold harmless Tenant from and against any and all Claims, excluding interruption of business and consequential damages, arising directly from the use, generation storage or disposal of Hazardous Materials by Landlord in the Building.

4.21     Access Laws.

        4.21.1 Tenant agrees to notify Landlord immediately if Tenant receives notification or otherwise becomes aware of: (1) any condition or situation on, in, under or around the Premises which may constitute a violation of any Access Laws or (2) any threatened or actual lien, action or notice that the Project or any part of the Project is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant's notice to Landlord shall include a statement as the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

        4.21.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord's responsibilities for compliance with Access Laws, without the prior written approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord's consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alternation complies with any Access Law.



        4.21.3 After Substantial Completion, Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises to comply with the Access Laws; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to: (1) [Tenant's use of the Premises; (2)] any Tenant Alterations to the Premises; or [(3)] 2 any Tenant Improvements constructed in the Premises at the request of Tenant other than those constructed prior to the Commencement Date.




        4.21.4 Landlord shall be responsible for all costs and expenses relating to or incurred in connection with: (i) bringing the common areas of the Building into compliance with Access Laws, unless such costs and expenses are Tenant's responsibility as provided in the preceding subparagraph, and (ii) altering the bathrooms in the Premises to the extent required by the Access Laws in existence prior to the Commencement Date.
        4.21.5 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant's Agents to comply with Tenant's obligations under this paragraph.

        4.21.6 The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

4.22 Quiet Enjoyment. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord.
                                       23

4.23 Signs. Subject to compliance with all Governmental Requirements, Tenant shall have the right to one (1) sign on the Building exterior to be installed by Landlord. Landlord shall also include Tenant's name on one (1) monument sign to be located on the Land. The exact size, appearance [,] and location [and cost] of such signs shall be subject to Landlord's prior written approval and shall be consistent with the Project signage then in existence for the Building. Any and all costs in connection with the such signage shall be borne by Landlord, except that Tenant agrees to maintain any such signage located on doors or entrances to the Premises in good condition and repair. Tenant shall not inscribe an inscription, or post, place, or in any manner display any sign, notice, picture, placard or poster or any advertising matter whatsoever, anywhere in or about the Land, Building or Project at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord's written consent. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease.

4.24 Subordination. Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor's lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease; provided that Landlord provides Tenant with a commercially reasonable nondisturbance agreement on the standard form of the applicable lender or ground lessor. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor's lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor's lien or similar instrument to this Lease. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment; provided that, Landlord provides Tenant with a commercially reasonable nondisturbance agreement on the standard form of the applicable lender or ground lessor. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed. Landlord represents and warrants that as of the date of this Lease, that no loan by Landlord as borrower is secured by the Project.

4.25 Workers Compensation Immunity. If and to the extent that Tenant is obligated to indemnify, defend or hold harmless Landlord or Landlord's Agents from any Claims arising from its use of the Premises or any act or failure to act by Tenant or Tenant's Agents or otherwise, Tenant expressly waives, to and in favor of Landlord and Landlord's Agents, its statutory workers compensation act employers immunity relative to any injury to an employee or employees of Tenant.

4.26 Brokers. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease. Notwithstanding the foregoing, CS Commercial, Inc shall be entitled to a broker's commission in connection with the full execution of this lease. Landlord shall pay CB Commercial's commission.


4.27 Exculpation and Limitation of Liability. Landlord has executed this Lease by its trustee signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the representative powers conferred upon the trustee by its principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against the Landlord's estate and interest in the Building and Landlord shall have no personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

4.28 ERISA Representations. Tenant represents and warrants to Landlord that, with the exception of this Lease, neither the Tenant nor any affiliate of the Tenant is a tenant under a lease or any other tenancy arrangement: (a) with: (1) The Riggs National Bank of Washington, D.C., as Trustee of the Multi-Employer Property Trust; (2) the Multi-Employer Property Trust; (3) The National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust; (4) Alameda Industrial Properties Joint Venture;
(5) Harman International Business


Campus Joint Venture; (6) Beaverton-Redmond Tech Properties; (7) Corporate Drive Corporation as trustee of the Corporate Drive Nominee Realty Trust; (8) Goldbelt Place Joint Venture; (9) Boca 1515; or (10) Arboretum Lakes-I, L.L.C.; or (b) involving any property in which the entities named in clauses (a)(1), (a)(2) or
(a)(3 are known by the Tenant to have an ownership interest.


4.29          Mechanic's Liens and Tenant's Personal Property Taxes.
              -----------------------------------------------------

        4.29.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim.

        4.29.2 Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay them or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

                         SECTION 5: DEFAULT AND REMEDIES
                         -------------------------------

5.1           Events of Default.


        5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant ("Event of Default"):

               (a) abandonment (without paying Base Rent or Additional Rent) of all or any portion of the Premises;

               (b) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within five
(5) Business Days after receipt from Landlord of written notice that such rent is past due, provided that, Tenant shall only be entitled to such notice twice in any 12-month period, and after such second notice, failure to pay shall be an Event of Default five (5) Business Days after its due date.

               (c) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of ten (10) Business Days after written notice from Landlord;

               (d) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within twenty
(20) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant's interest in this Lease; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due; or


               (e) any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made.

        5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.


        5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an "unexpired lease" under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2 Remedies. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph:


        5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at a later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

               (a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination, and interest on such sums at the Default Rate; plus

               (b) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

               (c) the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

               (d) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

                      (e) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                5.2.2 If Tenant abandons or surrenders (without paving Base Rent or Additional Rent) the Premises without Landlord's consent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.3 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant's cost, to make alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.5.


                5.2.3 Upon an Event of Default, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

                5.2.4 Upon an Event of Default, Landlord shall also have the right, without terminating this Lease, to accelerate and recover from Tenant the sum of all unpaid Base Rent, Additional Rent and all other sums payable under the then remaining term of the Lease, discounting such amount to present value at the Prime Rate.


                5.2.5 None of the foregoing remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: any act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any repairs or alterations made by Landlord to the Premises; any re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or the appointment of a receiver, upon the initiative of Landlord, to protect Landlord's Interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.


                5.2.6 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first to the payment of any indebtedness other than Base Rent, Additional Rent or any other sums payable under this Lease by Tenant to Landlord; second to the payment of any cost of reletting (including finders' fees and leasing commissions); third to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and fourth to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord's expenditures for the Premises during such month, Tenant shall pay the deficiency to Landlord immediately upon demand.

                  5.2.7 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.3 Right to Perform. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and Tenant shall fail to commence to cure such default within twenty (20) Business Days after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, or Tenant shall fail to continuously and diligently prosecute such cure to completion, then Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.


5.4 Landlord's Default. In the event that Landlord defaults under or breaches this Lease, Tenant shall notify Landlord of such default or breach in writing, and Tenant shall not exercise any right or remedy which Tenant may have under this Lease or at law if Landlord commences to cure such default or breach within twenty (20) Business Days after receipt of Tenant's notice and thereafter diligently prosecutes the cure to completion.

                       SECTION 6: MISCELLANEOUS PROVISIONS

6.1 Notices. Any notice, request or written communication required or permitted to be delivered under this Lease shall be: (a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or four (4) Business Days after having been deposited in the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated opposite each party's signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

6.2 Attorney's Fees and Costs. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the substantially prevailing party shall be entitled to a reasonable sum for attorney's and parallel's fees and court costs, including costs of appeal.

6.3 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord's right to recover the balance of any amount payable or Landlord's right to pursue any other remedy provided in this Lease or at law.

6.4 Successors: Joint and Several Liability. Except as provided in the paragraph captioned "Exculpation and Limitation of Liability" and subject to the paragraph captioned "Assignment and Subletting by Landlord", all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term "Tenant," then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.


6.5 Choice of Law. This Lease shall be construed and governed by the laws of the state in which the Land is located.


6.6 No Waiver of Remedies. The waiver by Landlord of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord's Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Project, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

6.7 Offer to Lease. The submission of this Lease to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.


6.8 Force Majeure. In the event that Landlord shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including Tenant, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for the period equivalent to the period of such delay.


6.9 Landlord's Consent. Unless otherwise provided in this Lease, whenever Landlord's consent or approval is required under the terms of this Lease, such consent shall be subject to Landlord's judgment or discretion exercised in good faith and shall be delivered in writing.


6.10 Severability: Captions. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.11 Interpretation. Whenever a provision of this Lease uses the term (a) "include" or "including", that term shall not be limiting but shall be construed as illustrative, (b) "covenant", that term shall include any covenant, agreement, term or provision, and (c) "at law", that term shall mean at law or in equity, or both. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.


6.12 Incorporation of Prior Agreement: Amendments. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.13 Authority. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other entity, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.14 Time of Essence. Time is of the essence with respect to the performance of every covenant and condition of this Lease.


6.15 Survival of Obligations. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease. Tenant's options contained in this Lease shall, subject to their terms, be effective during any extensions or renewals of the Lease Term.

6.16 Consent to Service. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law.

6.17 Landlord's Authorized Agents. Notwithstanding anything contained in the Lease to the contrary, including without limitation, the definition of Landlord's Agents, only officers of the Riggs National Bank of Washington, D.C., are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner.

6.18 Waiver of Jury Trial. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or relating in any way to this Lease.


6.19 Satellite Dish. If requested by Tenant, Landlord shall allow Tenant to place a satellite dish or antenna on the roof of the Building, at Tenant's sole cost (which shall not be deducted from the Tenant Improvement Allowance), subject to Landlord's reasonable judgment with respect to aesthetic, structural and maintenance related issues and so long as it does not interfere with any other facilities already in place at the Building and further subject to all applicable governmental rules, regulations and statutes. At the expiration or sooner termination of this Lease, Tenant shall be required to remove the satellite dish or antenna installed pursuant to this section and to restore the Building to a condition comparable to that which existed prior to the installation of Tenant's satellite dish or antenna excluding reasonable wear and tear, and casualty loss (to the extent such loss is covered by insurance). Further, all costs associated with the installation, maintenance, operations and removal of the satellite dish or antenna described herein shall be the sole responsibility of Tenant. In addition, provided that there is no interruption in the operation of the satellite dish or antenna located on the roof of the Building, Landlord shall have the right to require Tenant to temporarily relocate said satellite dish to a different location so as to allow Landlord to make any structural repairs to the Building and to maintain or replace the Building roof. The cost of said relocation shall be borne by Tenant. Further, Tenant hereby agrees to indemnify and hold Landlord and Landlord's Agents, harmless from and against any and all losses, liabilities, claims, damages and/or expenses, including reasonable attorneys' fees, resulting from or arising out of the satellite dish or antenna, including, but not limited to, claims involving injuries attributable, in part, or in whole, to the installation, use, maintenance, repair, or removal of said satellite dish or antenna.

6.20 Right of First Offer and Right of First Refusal for Additional Space. During the first thirty-six (36) months of the Lease Term and any extensions and renewals, and provided that Tenant is not in default under this Lease beyond any applicable cure period, Tenant shall have, subject to the rights of other tenants in the Project existing on the date of this Lease, the right of first offer and right of first refusal with respect to space in the Project which will become vacant and available after the expiration or termination of any existing leases (including any extensions or renewals of such existing leases) (the "Available Space"). Tenant's right of first offer is subject to the following terms and procedures. If during the first (18) months of the Lease Term, such Available Space comes into existence or up to three (3) months prior to the date that Landlord anticipates that such Available Space will come into existence,

Landlord shall offer such Available Space for lease to Tenant on the same terms and conditions contained in this Lease (including a base rental rate for the Available Space commensurate on a per square footage with the Base Rent then in effect under this Lease, and including the same Base Rent escalations. The tenant improvement allowance for the Available Space will be a pro rata amount of the per square foot tenant improvement allowance used in this Lease. The formula for calculating the tenant improvement allowance for the available space shall be: the number of months the Tenant will occupy the Available Space divided by thirty six (36) months. This fraction will be multiplied by the Tenant Improvement Allowance per square feet ($8.00 per rentable square foot) and then multiplied by the rentable square footage of the Available Space to derive at the maximum amount Landlord will expend for the tenant improvement allowance for the Available Space. After the first (18) months of the Lease Term, if such Available Space comes into existence or up to three (3) months prior to the date that Landlord anticipates that such Available Space will come into existence, Landlord shall offer such Available Space for lease to Tenant at 95% of the Market Lease Rate and for a term co-terminus with the Lease Term. The co-terminus provision in the preceding sentence does not apply to any right of first refusal Tenant may have under this Lease. Tenant shall have the right to accept such offer by providing Landlord with written acceptance within ten (10) Business Days after receipt of Landlord's offer. Such acceptance by Tenant shall only be valid and binding upon Landlord if Tenant executes an amendment to this Lease adding the Additional Space within twenty (20) [days] Business Days of Landlord's offer to Tenant. Tenant's right to offer shall be waived if not exercised in strict conformance with this section. Time is of the essence. Tenant's right of first refusal is subject to the following procedures. If Tenant fails to exercise its right of first offer on any Available Space, and Landlord subsequently offers to Available Space to a third party, Landlord shall notify Tenant that the offer and first refusal as described in this paragraph shall terminate in the event that Tenant has assigned or Leased all or any portion of the Premises.

IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

Designated Address for Landlord:    LANDLORD;
C/o Riggs Trust Group               THE RIGGS NATIONAL BANK OF WASHINGTON, D.C.
Attn:  Maria Fleming                as Trustee of the Multi-Employer Property
808 17th Street, NW                 Trust, a trust organized under 12 C.F.R.
Washington, DC 20006                Section 9.18.
Facsimile 202/835-6887


   with copoy to Manager at:        By: _______________________________________
                                           Name: ______________________________
Carey Winston Company                       Its: ______________________________
5550 Friendship Boulevard
Chevy Chase, Maryland 20815
Facsimile: 703-734-2837

Designated Address for Tenant:
                                    TENANT\
400 Herndon Parkway
Suite 100                           CISCO SYSTEMS, INC., a
Herndon, Virginia 22070             California corporation
Facsimile:

                                    By:_____________________________________
                                           Name: ___________________________
                                           Its:  ___________________________


                            LANDLORD ACKNOWLEDGEMENT
                     )
DISTRICT OF COLUMBIA ) SS.
                     )
         On this 16th day of January, 1995/6, before me personally appeared Maria Fleming, to me known to be a Senior Trust Officer of The Riggs National Bank of Washington, D.C. the Trustee of the Multi-Employer Property Trust, the national banking association that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said national banking association as trustee, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument.

         IN WITHNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



                                    Name: ____________________________________
                                    NOTARY PUBLIC in and for the District of Columbia,Residing at______________________
                                    My appointment expires:___________________






                       TENANT ACKNOLEDGEMENT (CORPORATION)

State of California   )
                      )  ss.
County of San Mateo   )

   On this 2nd day of January, 1995/6, before me a Notary Public in and for the State of California, personally appeared Nancy Bareilles _______________________ -------------------------------------------------------------------------------,
the Director, Real Estate and Facilities of Cisco Systems, Inc., the California corporation that executed the within and foregoing instrument, and acknowledged instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

            WITNESS my hand and official seal hereto affixed the day and year first as above written.



                                      Name: _________________________________
                                      NOTARY PUBLIC in and for the State of
                                      California ____________________________

                                      My appointment expires:________________

                        EXHIBIT A to Lease (400 Herndon)

                            LEGAL DESCRIPTION OF LAND
                            -------------------------


         PARCEL F-1, SUGARLAND INDUSTRIAL PARK, as the same is more particularly described in that Deed of Resubdivision dated June 22, 1982, recorded in Deed Book 5692, page 308, among the land records of Fairfax County, Virginia, said Parcel F-1, being a resubdivision of Parcel F, Sugarland Industrial Park, as the same is duly dedicated, platted and recorded in Deed Book 4080, page 182, among the aforesaid land records.

                        EXHIBIT B to Lease (400 Herndon)

                    DRAWING SHOWING LOCATION OF THE PREMISES
                    ----------------------------------------

                        EXHIBIT C to Lease (400 Herndon)


                     FORM OF MEMORANDUM OF COMMENCEMENT DATE
                     ---------------------------------------

         The Riggs National Bank of Washington, D.C., as Trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18, as Landlord, and Cisco Systems, Inc., a California corporation as Tenant, executed that certain Lease dated as of ______, 199 __ (the "Lease").


         The Lease contemplates that upon satisfaction of certain conditions Landlord and Tenant will agree and stipulate as to certain provisions of the Lease. All such conditions precedent to that stipulation have been satisfied.

          Landlord and Tenant agree as follows:


         1. The Commencement Date of the Lease is __________________________ 2. The Termination Date of the Lease is ___________________________ 3. The Premises consist of _____________________ rentable square feet.

         4.  Base Rent is as follows:


                                   through               ; $          per month
                  ----------------         --------------   ---------
                                   through               ; $          per month
                  ----------------         --------------   ---------
                                   through               ; $          per month
                  ----------------         --------------   ---------
                                   through               ; $          per month
                  ----------------         --------------   ---------


          5. Tenant's Pro Rata Share is _______________ percent (________ %).


IN WITNESS WHEREOF, the parties have caused this Memorandum to be duly executed as of __________, 199__

LANDLORD:                                     TENANT:
The Riggs National Bank of                    Cisco Systems, Inc., a California
Washington, D.C., as Trustee                  corporation
of the Multi-Employer Property
Trust, a trust Organized under                By:
12 C.F.R.\Section 9.18                             -----------------------------
                                              Name:
                                                   -----------------------------
                                              Its:
                                                   -----------------------------
By: __________________________
Name: ________________________
Its: _________________________

                            )
DISTRICT OF COLUMBIA        )  ss.
                            )

          On this _____ day of  __________________,  199__, before me personally appeared  ________________________,  to me known to be a ____________________ of
The Riggs National Bank of Washington, D.C, the Trustee of the Multi-Employer Property Trust, the national banking association that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said national banking association as trustee, for the uses and purposes therein mentioned, and on oath stated that _____________ was authorized to execute said instrument.

         IN WITNESS WHEROF, I have hereunto set my hand and affixed my official seal the day and year first above written.



                                      Name: ___________________________________
                                      NOTARY PUBLIC in and for the District of Columbia, residing at ___________________
                                      My appointment expires:__________________




                      TENANT ACKNOWLEDGEMENT (CORPORATION)


 -------------------  )

                      ) ss.

--------------------  )

On this _______ day of ____________, 199__, before me, a Notary Public in and for the ______________ of _______________________, personally appeared
___________________________________________ the______________________________ of

Cisco Systems Inc., the California corporation that executed the within and foregoing instrument. and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

     WITNESS my hand and official seal hereto affixed the day and year first as above written.






                            Name:  ___________________________________________
                            NOTARY PUBLIC in and for the _________ of ________ residing at ______________________________________


                             My appointment expires: _________________________

         [NOTARIAL SEAL]

                              RULES AND REGULATIONS

         1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.


         2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

         3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land. Building and the Building's tenants; provided that nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such
persons are  engaged in illegal  activities.   Tenant  shall not go upon the
roof of the Building.

         4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only. and Landlord reserves the right to exclude any other names therefrom.


         5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Tenant. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor.

         6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

         7. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Governmental Requirements. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord. stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

         8.Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

         9. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord. Landlord understands that there will be a freestanding AC unit installed in the Premises.


         10. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

         11. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building. Should Landlord change the street address of the Building, Landlord shall pay for all reasonable fees of such stationery, cards, literature. etc.

         12. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.


         13. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

         14. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services, except at such hours and under such regulations as may be fixed by Landlord.

         15. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

         16. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any ether goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

         17. Tenant shall not install any radio or television antenna, loudspeaker or ether device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.


         18. Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule. Notwithstanding the foregoing Tenant, shall be permitted to do normal decorating with pictures, etc.


         19. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.


         20. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

         21. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord's judgment. is intoxicated. under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

         22

         23.

         24. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles kind into the Building.


         25. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with promoting or advertising the business of Tenant except as Tenant's address.

         26. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Law or any governmental agency.

         27. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

         28. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building or an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

         29. Tenant shall not park its vehicle;  in any parking areas designated by Landlord as areas for parking by visitors......Building or Land. Tenant shell not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

         30. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.

         31. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole, in part, the covenants and conditions of any lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

         32. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land and the preservation of good order in Building. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which so made by Landlord.

         33. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant's Agents.